SCHEDULE 14 C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box: [X] Preliminary Information Statement
[ ] Definitive Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ZZLL INFORMATION TECHNOLOGY, INC.

_____________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

Not Applicable

(2) Aggregate number of securities to which transaction applies:

Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

Not Applicable

(4) Proposed maximum aggregate value of transaction:

Not Applicable

(5) Total fee paid:

Not Applicable

[  ] Fee paid previously with preliminary materials:

_____________________________________________________________________________________________

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1) Amount previously paid:

Not Applicable

(2) Form, Schedule or Registration Statement No.

Not Applicable

(3) Filing Party:

Not Applicable

(4) Date Filed:

Not Applicable

-i-

INFORMATION STATEMENT

Relating to Annual Meeting of ZZLL Information Technology, Inc.

ZZLL INFORMATION TECHNOLOGY, INC.

Dear ZZLL Information Technology, Inc. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock, approving the following actions:

1.) Approval of the election of Directors.

2) To approve the ratification of Lo & Kwong C.P.A. Company Limited, as our outside auditors.

As of the close of business on March 4, 2020, the record date for shares entitled to notice of and to sign written consents in connection with the actions recommended, there were 20,277,448 shares of our common stock and zero shares of our preferred stock outstanding. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving each of the actions listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are NOT asking you for a Proxy and you are requested not to send us a Proxy.   The Actions will be effective 20 days from the mailing of this Information Statement, which is expected to take place on March 19, 2020, and such Actions will result in the following:

1.) The following persons were elected to the board of directors to serve until the next annual meeting or until their replacement is elected:

Yanfei Tang	Director
Sean Webster	Director
Wei Liang	Director
Wei Zhu	Director

2.) Lo & Kwong C.P.A. Company Limited, will be approved to act as our outside auditors for our fiscal year ending December 31, 2020.

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Information Statement to the beneficial owners of the Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS:  NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

/s/Yanfei Tang

Yanfei Tang, President

PROPOSAL TO ELECT DIRECTORS

The Board currently consists of four members, each of whom serve one-year terms or until their successor is elected. The current board consists of Yanfei Tang, Sean Webster, Wei Liang and Wei Zhu. These individuals have been elected by the vote of the Shareholders to serve as Directors until the Annual Meeting of Shareholders in Fiscal 2021, until their successors have been duly elected and qualified or until their earlier death, resignation or removal from office.

The following table provides information concerning our officers and directors.

Name and Address	Age	Position(s)
Yanfei Tang	38	President, Secretary, Director
Wei Liang	39	Director
Sean Webster	47	Director
Wei Zhu	42	Director

The directors named above serve one-year terms or until their successors are elected or they are re-elected at the annual stockholders’ meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.

Directors and Executive Officers

The following table sets forth the name, age, and position of our directors and our executive officers as of January 1, 2020. Each director holds office (subject to our By-Laws) until the next annual meeting of shareholders and until such director’s successor has been elected and qualified. Each executive officer holds his office until he resigns, is removed by the board of directors, or his successor is elected and qualified, subject to applicable employment agreements.

NAME	AGE	POSITION
Yanfei Tang	38	President, Secretary, and Director
Wei Liang	39	Director
Sean Webster	47	Director
Wei Zhu	42	Director

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.

Ms. Yanfei Tang, 38 - Ms. Tang has over 15 years of experience in the international trade business and technology. Since January, 2012, she has been the General Manager of Zevo Hi-Tech Group., Ltd. of Hong Kong, S.A.R.  Ms. Tang earned a bachelor’s degree in chemistry from the University of Xiangtan in 2004.

Mr. Sean Webster, 47- Mr. Sean Webster had been the President and Chief Executive Officer of ZZLL Information Technology, Inc. since March, 2008 until November 9, 2019. Mr. Webster was the Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of Biopack Environmental Solutions, Inc. from October 6, 2008 until April 27, 2012. Mr. Webster was Senior Vice President of Finance & Business Development of Grand Power Logistics Group Inc., from April 8, 2008 until June 1, 2011.  From May, 1999 to October 2007 he served as an Investment Advisor (Investment Dealers Association of Canada, Registered Representative) at Blackmont Capital Inc.  Mr. Webster graduated from the University of Calgary in 1996 with a BA in Economics, and a minor in Management and Commerce.

Mr. Wei Liang, 39 –  Mr. Liang is an engineer and has over 15 years’ experience in e-Business system design, computer engineering, internet framework and system design, implementation and management, specifically in banking e-Business systems. Mr. Liang also has expertise in design and development of electronic platforms for education. Since April 2015, Mr. Liang has acted as Managing Director of Hunan Longitudinal Uned Information Technology Co., Ltd. Prior to this position, from March 2013 to April 2015, Mr. Liang was the Managing Director of Hunan Ming Da Educational Technology Company Limited. Mr. Liang was the Principal of Lou Di City Electronic Technology Vocational College from 2011 to 2013. From 2004 to 2011, Mr. Liang was an Engineer with the Lou Di City Bureau of Education.  Mr. Liang earned a Bachelor degree in Computers from the University of Nanchang in 2008 and a Master degree in Computer Engineering from the University of Jilin in 2011.

Mr. Wei Zhu, 42 – Since April 2015 Mr. Zhu was the president and co-founder of Hunan Longitudinal Uned Information Technology Co., Ltd. From 2008 to 2015, Mr. Zhu and his partner formed and operated a company in the home security industry, Hunan Zhongdun Security Intelligent & Technology Co., Ltd. and was positioned as General Manager in that company. From 2006 to 2008, Mr. Zhu founded and operated his Hunan Shichuang Decoration Engineering Co., Ltd and had projects with Industrial and Commercial Bank of China, Agricultural Bank of China and Bank of China. Mr. Zhu earned an EMBA degree from Tsinghua University.

The foregoing notwithstanding, except as otherwise provided in any resolution or resolutions of the board, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, will hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal.

Whenever the holders of any class or classes of stock or any series thereof are entitled to elect one or more directors pursuant to any resolution or resolutions of the board, vacancies and newly created directorships of such class or classes or series thereof may generally be filled by a majority of the directors elected by such class or classes or series then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.  Officers are elected annually by the directors.

We may employ additional management personnel, as our board of directors deems necessary.  ZZLL Information Technology, Inc. has not identified or reached an agreement or understanding with any other individuals to serve in a management position, but we do not anticipate any problem in employing qualified staff.

 Family Relationships

There are no family relationships between any of our directors and executive officers. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, orders or decrees material to the evaluation of the ability and integrity of any director or executive officer of the Company during the past five years.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, orders or decrees material to the evaluation of the ability and integrity of any director or executive officer of the Company during the past five years.

Code of Business Conduct and Ethics

Our board of directors adopted an informal Code of Business Conduct and Ethics that applies to, all our officers, directors, employees and agents. Certain provisions of the Code apply specifically to our president and secretary (being our principle executive officer, principle financial officer and principle accounting officer, controller), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote the following:

1. Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.  Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.  Compliance with applicable governmental laws, rules and regulations;

4.  The prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person identified in our Code of Business Conduct and Ethics; and

5.  Accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our Company’s senior officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our Company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our management.

We will provide a copy of our code of ethics without charge to any person that requests it. Any such request should be made in writing to the attention of, Yanfei Tang, Director, ZZLL Information Technology, Inc., Unit 1504, 15/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong.

Committees of the Board of Directors

We do not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are currently undertaken by our Board of Directors.

Audit Committee

We have not established a separately designated standing audit committee nor do we have an audit committee financial expert serving on our Board of Directors. However, the Company intends to establish an audit committee in the future.  The audit committee’s duties will be to recommend to the Company’s Board of Directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.

Code of Business Conduct

We have adopted a Code of Business Conduct, which applies to ZZLL and all of our subsidiaries, whereby we expect each employee to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business in compliance with laws and high ethical standards.  Each of our employees is expected to read our Code of Business Conduct and demonstrate personal commitment to the standards set forth in our Code of Business Conduct. Our officers and other supervising employees are expected to be leaders in demonstrating this personal commitment to the standards outlined in our Code of Business Conduct and recognizing indications of illegal or improper conduct.  All employees are expected to report appropriately any indications of illegal or improper conduct.  An employee who does not comply with the standards set forth in our Code of Business Conduct may be subject to discipline in light of the nature of the violation, including termination of employment.

Copies of our Corporate Governance Principles, our amended Code of Ethics for Senior Executive Officers and Senior Financial Officers, and our Code of Business Conduct have been previously filed with the Securities and Exchange Commission.  In addition, we have posted copies of our Corporate Governance Principles, our amended Code of Ethics for Senior Executive Officers and Senior Financial Officers, and our Code of Business Conduct on our website at www.zzlliti.com.  We will provide to any person without charge, upon request, a copy of our Corporate Governance Principles, our amended Code of Ethics for Senior Executive Officers and Senior Financial Officers, and our Code of Business Conduct.  In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to our Corporate Governance Principles, our amended Code of Ethics for Senior Executive Officers and Senior Financial Officers, and our Code of Business Conduct. Any request for review of such documents should be directed to Ms. Yanfei Tang, Unit 1504, 15/F, Carnival Commercial Building, 18 Java Road, North Point, HGK, China or email her at info@zzlliti.com. The information contained in our website -shall not constitute part of this Information Statement.

Board of Directors Meetings

During the year ended December 31, 2019, our board of directors held two formal meetings and no meetings were held where board actions were taken by written consent. All of ZZLL’s directors attended 100% of our meetings in 2019.

The following table provides information relating to compensation of our directors for our fiscal year ended December 31, 2019.  The current directors do not receive compensation for their duties as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Yanfei Tang	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Wei Liang	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Wei Zhu	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Sean Webster	30,000	-0-	-0-	-0-	-0-	-0-	30,000

BOARD OF DIRECTORS; ELECTION OF OFFICERS

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring in the board of directors may be filled by the shareholders, or the board of directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office.  Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders’ meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the term shall expire on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 1, 2020: by (i) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock, (ii) by each of our directors, (iii) by each of our executive officers and (iv) by all our directors and executive officers as a group. On such date, we had 20,277,448 shares of Common Stock outstanding.

As used in the table below, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following March 1, 2020. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares Owned Beneficially
Sean Webster (3) Room 1307, 13/F, Wellborne Commercial Centre, 8 Java Road, North Point, Hong Kong	0	0%

Yanfei Tang (2) (3) 1A304, Zhujiang Xujing Jia Yuan, Bantian Banxuegang Road, Long Gang District Shenzhen, Guangdong, China	0	0%

Wei Liang (3)(5) No. 271, Xing Zhi Garden, Shi Yu Street, Lou Xing District, Lou Di, Hunan, China	8,132,600	40.1%

Wei Zhu (3) (4) Rm 501, Building A-1, Bafang Garden Yuelu District, Changsha Hunan, China	8,130,650	40.09%

All Directors and Officers as a Group	16,263,250	80.19%

(1) Applicable percentage of ownership is based on 20,277,448 shares of Common Stock outstanding as of March 1, 2020, together with securities exercisable or convertible into shares of Common Stock within 60 days of March 1, 2020, for each stockholder. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within 60 days of March 1, 2020, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. There are no options, warrants, rights, conversion privileges or similar right to acquire the common stock of the Company and the Common Stock is the only outstanding class of equity securities of the Company as of March 1, 2020.

(2)  Executive Officer

(3)  Director

(4)  Shares held beneficially by ZZLL Technology Limited, a company controlled by Mr. Zhu.

(5) Shares held beneficially by ZZLL Information Limited, a company controlled by Mr. Liang.

(a)  Changes in Control

We do not anticipate at this time any changes in control of the Company. There are no arrangements either in place or contemplated which may result in a change of control of the Company. There are no provisions within the Articles or the Bylaws of the Company that would delay or prevent a change of control.

(b) Future Sales by Existing Shareholders

As of March 1, 2020, there are a total of 88 Stockholders of record holding 20,277,448 shares of our common stock, excluding the shareholders that hold our shares in street name. All of our outstanding shares of common stock are “restricted securities”, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to certain restrictions commencing six (6) months after the acquisition of such shares.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation of our Named Executive Officers for services rendered in all capacities to the Company for the years ended December 31, 2017, December 31, 2018 and December 31, 2019.

Summary Compensation Table

			Deferred			Option and	All Other
Name and			Compen-		Stock	Warrant	Compen-
Principal Position		Salary	sation	Bonus	Awards	Awards	sation	Total
Sean Webster (1) (2)	2019	$-	$-	$-	$-	$-	$90,000	$90,000
Director,	2018	$-	$-	$-	$-	$-	$90,000	$90,000
Chief Financial Officer	2017	$-	$-	$-	$-	$-	$120,000	$120,000
and Director

Yanfei Tang (3)	2019	$-	$-	$-	$-	$-	$-	$-
Director, CEO and CFO	2018	$-	$-	$-	$-	$-	$-	$-
	2017	$-	$-	$-	$-	$-	$-	$-

(1) Mr. Webster was appointed as CEO and Director on March 25, 2008

(2) Ms. Tang was appointed as Director on November 12, 2019.

(3) No other executive received any compensation from the Company and any of its subsidiaries for the previous three years

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of March 1, 2020.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for Directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determine executive compensation.

Compensation of Directors

Directors receive no extra compensation for their services to our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as stated above, during our fiscal year ended December 31, 2019, there have been no transactions between various officers, directors and affiliates of ZZLL Information Technology, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities.

Officers, directors and greater than 10 percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of December 31, 2019, all of our executive officers, directors and greater than 10 percent beneficial owners have complied with all Section 16(a) filing requirements.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2018 and 2019

The following table presents aggregate fees, including reimbursements for expenses, professional audit services and other services rendered by our independent registered public accounting firm Lo & Kwong C.P.A. Company Limited during the year ended December 31, 2019. AWC CPA Limited audited our annual financial statements for the year ended December 31, 2017 and 2018.

	Fiscal 2018	Fiscal 2019
Audit Fees (1)	$37,179	$21,350
Audit Related Fees (2)	$-	$-
Tax Fees (3)	$-	$-
All Other Fees (4)	$-	$-

Total	$37,179	$21,350

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by in connection with statutory and regulatory filings or engagements. Audit Fees billed by Centurion ZD CPA Limited includes audited fees for auditing our 2018 and 2019 annual financial statements and interim review.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no such fees in fiscal year 2018 or 2019.

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. There were no such fees in fiscal year 2018 or 2019.

(4) All Other Fees consist of fees for products and services other than the services reported above. There were no such fees in fiscal year 2018 or 2019.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company’s independent auditors may be engaged to provide non-audit services only after the Board of Directors has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors will take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company’s 2021 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices no later than September 1, 2020 and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.

FORM 10-K

A copy of the Company’s Form 10-K for the period ending December 31, 2018 or 2019, as filed with the United States Securities and Exchange Commission, will be furnished without charge to shareholders as of the record date upon written request to ZZLL Information Technology, Inc.

APPROVAL OF THE RATIFICATION OF LO & KWONG C.P.A. COMPANY LIMITED AS OUR OUTSIDE AUDITORS

Our shareholders have approved a proposal to use Lo & Kwong C.P.A. Company Limited, a PCAOB public accounting firm, to perform an audit of our consolidated financial statements and our subsidiaries for the fiscal year ending December 31, 2020 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon and for performing other independent audit work as determined by the Board of Directors of the Company.

End of Filing

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